Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Saul Centers, Inc.:

Registration
Statement Number         Form             Description
333-123982             Form S-3         Common Stock to be Resold by Selling Stockholders
333-115262             Form S-8         2004 Stock Plan
333-60064             Form S-3         Common Stock to be Resold by Selling Stockholders
333-59962             Form S-8         Deferred Compensation Plan for Directors
333-41436             Form S-3         Common Stock to be Resold by Selling Stockholders
333-88127            Form S-3         Common Stock to be Resold by Selling Stockholders
333-77890             Form S-8         Deferred Compensation and Stock Plan for Directors
333-139376             Form S-3D         Dividend Reinvestment and Stock Purchase Plan
333-150785             Form S-8         Amended 2004 Stock Plan
333-151515             Form S-3         Common Stock to be Resold by Selling Stockholders
333-166751             Form S-3         Common Stock to be Resold by Selling Stockholders
333-185595             Form S-3         Shelf Registration Statement
333-187367            Form S-3D        Dividend Reinvestment and Stock Purchase Plan
333-188686            Form S-3        Common Stock to be Resold by Selling Stockholders
333-200921            Form S-3        Common Stock to be Resold by Selling Stockholders

of our reports dated March 6, 2015, with respect to the consolidated financial statements and schedule of Saul Centers, Inc. and the effectiveness of internal control over financial reporting of Saul Centers, Inc., included in this Annual Report (Form 10-K) of Saul Centers, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP
McLean, Virginia
March 6, 2015